PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED OCTOBER 31, 1996



                                          Environmental
                                          Technologies       Clean Green
                                            USA, Inc.        Packing of                   Pro Forma
                                        and Subsidiaries   Minnesota Inc.
                                          (unaudited)       (unaudited)        Adjustments           Combined
                                         -----------        -----------        -----------           -----------
Net Sales                                $   906,402        $  (608,531)       $       -             $   297,871
Cost of Product Sold                         784,235           (415,365)               -                 368,870
                                         -----------        -----------        -----------           -----------
     Gross Profit                            122,167           (193,166)               -                 (70,999)


Research and Product Development Costs           406                -                  406
General, Administrative and Selling        1,275,649           (301,060)            92,540(a)          1,067,130
                                         -----------        -----------        -----------           -----------
     Operating (Loss)                     (1,153,888)           107,893            (92,540)           (1,138,535)

Interest Expense                             (20,768)            14,186                -                  (6,582)
Other Income                                  10,849                -                  -                  10,849
                                         -----------        -----------        -----------           -----------

     Net (Loss)                          $(1,163,807)           122,079            (92,540)           (1,134,269)
                                         ===========        ===========        ===========           ===========

